Exhibit 10.3

Execution Version
SUBSCRIPTION AND CONTRIBUTION AGREEMENT
This SUBSCRIPTION AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of November 7, 2025 but effective as of October 3, 2025 (the “Effective Date”), is made by and between CIM Opportunity Zone Fund, L.P., a Delaware limited partnership (“Subscriber”), and COZ 1, LLC, a Delaware limited liability company (“COZ”). Subscriber and COZ are referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Subscriber currently holds certain issued and outstanding equity interests as specifically set forth on Schedule 1 attached hereto (such equity interests, the “Contributed Equity”) with respect to OZ-Aquamarine Westside Pledgor, LLC, a Delaware limited liability company (the “Project Entity”);
WHEREAS, as of the Effective Date, Subscriber desires to contribute the Contributed Equity to COZ in exchange for Common Units (as defined in the COZ LLC Agreement (as defined below)) in COZ as specifically set forth on Schedule 2 attached hereto (such Common Units, the “Subscriber Equity Consideration”);
WHEREAS, as of the Effective Date, COZ desires to accept the Contributed Equity and COZ desires to issue the Subscriber Equity Consideration to Subscriber; and
WHEREAS, as of the Effective Date, COZ, Subscriber and Westlands MM Investor, LLC will enter into an amendment to that certain Second Amended and Restated Limited Liability Company Agreement of COZ 1 (as the same may be amended, amended and restated, modified, restated, or supplemented from time to time the “COZ LLC Agreement”).
AGREEMENT
NOW, THEREFORE, for and in consideration of the foregoing and the respective representations, warranties, covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:
Article I

DEFINITIONS; INTERPRETATION
Section 1.1Definitions Generally. As used herein, the following terms shall have the following meaning:
(a)“Affiliate” means with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.
(b)“Business Day” means any day (other than a Saturday or Sunday) on which banks in the State of California are generally open for business.
(c)“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code Section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified.
(d)“Control” including its derivatives means with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, including, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of such corporation.

(e)“Governmental Authority” means any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority or entitled to any administrative, executive, judicial, legislative, regulatory or taxing authority or power; any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law); and any court, arbitrator or governmental tribunal, including any tribal authority having or asserting jurisdiction.
(f)“Law” means any statute, law (including common law), ordinance, rule, regulation, injunction, judgment, order, decree or other pronouncement having the effect of law of any Governmental Authority.
(g)“Lien” means with respect to any property or asset, any charge, mortgage, lien, license, pledge, security interest, hypothecation or any other similar encumbrance in respect of such property or asset. For the avoidance of doubt, “Lien” shall exclude any restrictions on transfer under securities Laws or the organizational or governing documents of any Person.
(h)“Person” means any individual or any corporation, company, partnership, limited partnership, limited liability company, trust, estate, association, joint stock company, joint venture, unincorporated organization, Governmental Authority or other entity.
(i)“Proceeding” means any action (including any known enforcement action or investigation (whether formal or informal)), suit, litigation, arbitration, or other judicial or administrative proceeding by or before any Governmental Authority.
(j)“Project Entity Material Adverse Effect” means with respect to the Project Entity, any materially adverse change to the financial condition, business or results of operations of the Project Entity and its Subsidiaries, taken as a whole, but shall exclude any prospects and shall also exclude any effect resulting or arising from: (i) any change in any Law or actions required thereof to be taken under applicable Laws (including any directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of a disease, outbreak, epidemic or pandemic or any worsening of such conditions threatened or existing as of the date hereof) or contracts; (ii) any change in interest rates, currency exchange rates or general economic or market conditions; (iii) any change that is generally applicable to the industries in which the Project Entity operates; (iv) any national or international political or medical event or occurrence, including acts of war, terrorism or viral infections or other disease or illness; (v) any actions required in order to obtain any waiver or consent from any Person or Governmental Authority in connection with the transactions contemplated by this Agreement and the other agreements referenced herein; (vi) any failure by the Project Entity or any Subsidiary thereof to meet any projections, forecasts or estimates of revenue or earnings (it being understood that this clause (vi) shall not prevent a determination that any change, effect, event, occurrence, circumstance, state of facts or development underlying such failure to meet projections, forecasts or estimates has resulted in a Project Entity Material Adverse Effect (to the extent the effect(s) of such change, event, occurrence or development is not otherwise excluded from this definition of Project Entity Material Adverse Effect)), (vii) any Protest Event or the taking of any Protest Responses, or (viii) without duplication of or limiting the generality of the foregoing, any disruptions arising from delays, shortages, price or terms and conditions adverse to the Project Entity in connection with the delivery, receipt, distribution, purchase or storage of supplies used by the Project Entity in the conduct of its business, in each case, not proximately caused by an affirmative action by the Project Entity; provided, that, in the case of the foregoing clauses (i), (ii), (iii) and (iv), if such effect materially and disproportionately affects the Project Entity and its Subsidiaries, taken as a whole, as compared to other Persons or businesses that operate in the industries in which the Project Entity and its Subsidiaries operate, then only the materially disproportionate aspect of such effect may be taken into account in determining whether a Project Entity Material Adverse Effect has occurred or will occur.

(k)“Protest Event” means any protest, riots, demonstrations, public disorders or civil unrest (or any escalation or worsening of protests, riots, demonstrations, public disorders or civil unrest).
(l)“Protest Response” means any compliance with or adherence to or actions or inactions taken in response to or anticipation of any Law, action, curfew, closure, shut down, directive, order, policy, guideline, or recommendation by any Governmental Authority or any disaster or business continuity plan of the Project Entity or any change in applicable Laws related to, arising from or as a result of any Protest Event.
(m)“Subsidiary” means, with respect to any Person, (i) any Person (other than an individual) a majority of the equity securities or other ownership interests of which having ordinary voting power to elect a majority of the board of directors (or other governing body or persons performing similar functions) is at the time owned, directly or indirectly, with power to vote, by such Person or any direct or indirect Subsidiary of such Person, (ii) a partnership in which such Person or any direct or indirect Subsidiary of such Person is a general partner, or (iii) any other Person (other than an individual) that is otherwise Controlled by such Person or any direct or indirect Subsidiary of such Person.
Section 1.2Construction. In this Agreement, unless a clear contrary intention appears: (i) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (ii) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb); (iii) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation”; (iv) the word “or” shall not be deemed exclusive; (v) references to Sections refer to Sections of this Agreement; (vi) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, and not to any particular subdivision unless expressly so limited; (vii) references in any Section to any clause means such clause of such Section; (viii) the Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement; and (ix) all references to any Person shall be deemed to apply to such Person’s assignees or successors, to the extent applicable. Each Party has fully participated in the negotiation and drafting of this Agreement. If an ambiguity, question of intent, or question of interpretation arises, then this Agreement must be construed as if drafted jointly, and there must not be any presumption, inference, or conclusion drawn against any Party by virtue of the fact that its representative has authored this Agreement or any portion of this Agreement.
Article II
CONTRIBUTION AND CONSIDERATION
Section 2.1Subscription and Contribution of Contributed Equity to COZ.
(a)Subscriber irrevocably contributes to COZ, and COZ acquires and accepts, all of the Contributed Equity (the “Contribution”).
(b)In consideration of the Contributed Equity contributed pursuant to Section 2.1(a), Subscriber hereby subscribes for, and COZ hereby issues to Subscriber and Subscriber hereby acquires and accepts from COZ, the Subscriber Equity Consideration.
(c)The Parties agree that, for U.S. federal and applicable state and local income tax purposes, the contribution of the Contributed Equity by Subscriber to COZ in exchange for the issuance of the Subscriber Equity Consideration to Subscriber shall be treated as a tax-deferred contribution of the Contributed Equity from Subscriber to COZ governed by Section 721 of the Code. Except as the Parties may otherwise agree in writing or as may be required otherwise pursuant to a final “determination” within the meaning of Section 1313(a) of the Code or a corresponding provision of state, local or foreign tax law, the Parties (A) will, and will cause each of their respective Affiliates to, prepare and file all tax returns in a manner consistent with the immediately preceding sentence, and (B) will not, and will cause each of their respective Affiliates not to, take any position inconsistent with the immediately preceding sentence, unless required by any applicable law (including the resolution of a tax audit).
Article III
REPRESENTATIONS AND WARRANTIES RELATING TO SUBSCRIBER
Subscriber hereby represents and warrants, as of the Effective Date, as follows:
Section 3.1Authorization; Enforceability.
(a)Subscriber is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the full legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby set forth in this Agreement and the COZ LLC Agreement.
(b)Each of this Agreement and the COZ LLC Agreement has been duly executed and delivered by Subscriber and (assuming the due authorization, execution, and delivery by the other Parties hereto or any third parties, if applicable) this Agreement and the COZ LLC Agreement constitute, the legal, valid, and binding obligation of Subscriber, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a Proceeding in equity or at law).
Section 3.2Capitalization. Subscriber owns all of the Contributed Equity free and clear of all Liens (other than restrictions arising under applicable federal or state securities laws). Following delivery of the Contributed Equity in accordance with this Agreement, good, valid, and marketable title to such Contributed Equity, free and clear of all Liens (other than restrictions arising under applicable federal or state securities laws), will pass to COZ. Subscriber is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Contributed Equity.
Section 3.3Noncontravention. The execution, delivery and performance of this Agreement and the COZ LLC Agreement by Subscriber and the consummation of the transactions contemplated hereby, do not and will not (a) violate any Law applicable to Subscriber, (b) result in a material breach or default (or event which with the giving of notice or lapse of time, or both, would result in a default) under, or violate or conflict with, any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority applicable to Subscriber or Subscriber’s properties, or (c) violate or conflict with or require any notice, consent or waiver under or pursuant to any material contract to which the Project Entity is a party or is otherwise bound.
Section 3.4Securities Matters. Subscriber understands, acknowledges, and agrees that:
(a)(i) the Subscriber Equity Consideration and the offering relating to the Subscriber Equity Consideration have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other securities laws or substantially similar laws, (ii) based in part upon the representations made by Subscriber in this Agreement, the Subscriber Equity Consideration will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(a)(2) and/or Regulation D thereof, (iii) the Subscriber Equity Consideration will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (iv) the Subscriber Equity Consideration will not have the protection of Section 11 of the Securities Act;
(b)Subscriber’s financial condition is such that it can afford to bear the economic risk of such investment in its respective portion of the Subscriber Equity Consideration indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom;

(c)such exemptions depend upon, among other things, the bona fide nature of the investment intent of Subscriber expressed herein;
(d)no securities were offered or sold to Subscriber by means of any form of general solicitation or general advertising contemplated by Rule 502(c) under the Securities Act including, but not limited to, any advertisement, article, leaflet, public promotional meeting, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other form of general public advertising or solicitation;
(e)the Subscriber Equity Consideration offered hereby have not been approved, disapproved or recommended by the Securities and Exchange Commission (the “SEC”) or any state securities commission, nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by COZ or any other Person;
(f)the statements that COZ or its Subsidiaries, and/or any of their respective successors or assigns have made, and the other information that Subscriber has received (including oral statements), include forward-looking statements about such Persons’ future business operations, financial projections, and other matters. Those statements speak only as of the date made, are not guarantees of future financial performance and involve known and unknown risks and other factors that could cause actual results to be materially different from any future results expressed or implied by those statements;
(g)the Subscriber Equity Consideration (i) constitutes “Restricted Securities” within the meaning of Rule 144 under the Securities Act, (ii) is subject to restrictions on transferability and resale, and (iii) may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom;
(h)none of COZ or its Subsidiaries, and/or any of their respective successors or assigns is assuming any obligation to repurchase or to register the transfer of any portion of the Subscriber Equity Consideration under the Securities Act or under any state securities law; and
(i)Subscriber will not sell or transfer any of the Subscriber Equity Consideration unless
(1)there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(2)such transfer is made in accordance with the terms and conditions of the COZ LLC Agreement.
Section 3.5Investment Intent. Subscriber is acquiring its respective portion of the Subscriber Equity Consideration for its own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and Subscriber has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision, or fractionalization. Subscriber is not a broker-dealer or an Affiliate of a broker-dealer.
Section 3.6Investment Experience. Subscriber is experienced in evaluating and investing in securities and acknowledges it (a) can bear the economic risk of its investment, and (b) has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the investment in its respective portion of the Subscriber Equity Consideration. Subscriber has retained, at its own expense, and relied on, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning its respective portion of the Subscriber Equity Consideration. Subscriber acknowledges that there has never been any representation, guarantee or warranty made by COZ, its Subsidiaries, any of its successors or assigns, or any of its officers, managers, directors, employees, members, agents or representatives, expressly or by implication, as to (a) the approximate or exact length of time that Subscriber will be required to remain an owner of its respective portion of the Subscriber Equity

Consideration, (b) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or (c) that the limited past performance (if any) or experience on the part of COZ, or any future expectations will in any way indicate the predictable results of the ownership of its respective portion of the Subscriber Equity Consideration or of the overall financial performance of COZ, its Subsidiaries, or any of its successors or assigns.
Section 3.7Information and Access.
(a)Subscriber has had full access to such records of the COZ as it deems desirable or appropriate and is familiar therewith.
(b)Subscriber and Subscriber’s attorneys, accountants, and other representatives have had an opportunity to ask questions of and receive answers from COZ, or persons acting on their behalf concerning the terms and conditions of this investment, and all questions asked by Subscriber and Subscriber’s attorneys, accountants and other representatives have been adequately answered to the full satisfaction of Subscriber and Subscriber’s attorneys, accountants and other representatives. Subscriber understands, acknowledges and agrees that: (i) any financial projections made available to Subscriber and Subscriber’s attorneys, accountants and other representatives by COZ, or any other Person have not been prepared in accordance with generally accepted accounting principles and have not been audited or otherwise reviewed for reasonableness or accuracy by any professional advisors; (ii) there are likely to be differences between projected and actual results and such differences may be material; and (iii) in no event are any such projections to be construed as a representation or warranty, express or implied, that the projected results will be obtained. Subscriber understands, acknowledges and agrees that it has made an independent judgment with respect to the reasonableness of any such projections. In making the proposed investment decision, Subscriber is relying solely on investigations made by Subscriber and Subscriber’s representatives, if any, and not on COZ, any other Person, or any of its counsel or other representatives for an evaluation of the investment, tax and legal merits and consequences of purchasing and owning its respective portion of the Subscriber Equity Consideration.
Section 3.8Accredited Investor. Subscriber is an “Accredited Investor” (as such term is defined in Rule 501(a) under Regulation D of the Securities Act).
Section 3.9No Brokerage Fees. Subscriber has not incurred and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.
Section 3.10Illiquidity; Risk. Subscriber understands that (a) substantial restrictions will exist on transferability of the Subscriber Equity Consideration, (b) no market for resale of any Subscriber Equity Consideration exists and none may develop, (c) Subscriber may not be able to liquidate its investment in COZ, (d) any certificates or other instruments representing Subscriber Equity Consideration in COZ will bear legends restricting the transfer thereof, and (e) Subscriber’s investment in COZ entails a very high degree of risk.
Section 3.11Reliance. Subscriber makes the foregoing representations and warranties with the intent that of COZ, its Subsidiaries, any of its successors or assigns and its counsel rely upon them in determining Subscriber’s suitability as an investor and in establishing an exemption from registration under the Securities Act and state securities laws for sale of the Subscriber Equity Consideration to Subscriber, and Subscriber understands that any inaccuracy of any of its representations and warranties herein could affect the ability to establish an exemption. Subscriber agrees not to take any position inconsistent with any of its representations and warranties set forth herein. Subscriber hereby further agrees that such representations and warranties shall survive Subscriber’s purchase of its respective portion of the Subscriber Equity Consideration.

Article IV
REPRESENTATIONS AND WARRANTIES RELATING TO THE PROJECT ENTITY
Subscriber hereby represents and warrants, as of the Effective Date, as follows:
Section 4.1Litigation. Except (a) as would not reasonably be expected to have, individually or in the aggregate, a Project Entity Material Adverse Effect, or (b) as has been disclosed by Subscriber on or prior to the Effective Date, there are no Proceedings pending against the Project Entity or any of its Subsidiaries.
Section 4.2Affiliated Transactions. Neither Subscriber nor the general partner of Subscriber is a party to any agreement, contract, commitment or evidence of any indebtedness with the Project Entity or has any interest in any material property used by the Project Entity.
Section 4.3Liabilities. Neither the Project Entity nor any of its Subsidiaries has any liabilities or obligations which are material, individually or in the aggregate, that would be required to be reflected or reserved on a balance sheet prepared in accordance with GAAP other than (i) liabilities and obligations which have arisen in the ordinary course of business, or (ii) which individually or in the aggregate, would reasonably be expected to have a Project Entity Material Adverse Effect.
Section 4.4Tax.
(a)Tax Classification. At all times since its organization, the Project Entity and each of its Subsidiaries has been treated as a partnership or disregarded as an entity separate from its owner for federal income tax purposes, as disclosed. No elections have been filed or will be filed with the Internal Revenue Service to treat the Project Entity or any of its Subsidiaries as an association taxable as a corporation for federal income tax purposes.
(b)Tax Returns. The Project Entity and each of its Subsidiaries has filed, or caused to be filed, on a timely basis, all income tax and other material tax returns, as applicable and required to be filed by it, on or prior to the date hereof, and such tax returns were true, correct and complete in all material respects. Neither the Project Entity nor any of its Subsidiaries has extended the time within which to file any tax return which has not yet been filed.
(c)Taxes Paid or Accrued. All taxes due and payable by the Project Entity and any of its Subsidiaries or asserted to be due and payable by the Project Entity and any of its Subsidiaries, as applicable, have been paid or will be paid in full on or before the Effective Date, and all taxes which are required to be withheld or collected by the Project Entity and any of its Subsidiaries have been duly withheld and collected and, to the extent required, have been paid to the appropriate taxing authority or properly deposited as required under applicable Law. All material liability for taxes with respect to tax returns not filed through the date of the most recent financial statements has been adequately provided for in the financial statements. Other than taxes incurred in the ordinary course of business, neither the Project Entity nor any of its Subsidiaries has any liability for unpaid taxes accruing after the date of the most recent financial statements.
(d)FIRPTA. Neither the Project Entity nor any of its Subsidiaries has engaged in a “listed transaction” or a “reportable transaction” as defined in Section 6707A(c) of the Code and Treasury Regulations Section 1.6011-4(b).

Article V
REPRESENTATIONS AND WARRANTIES OF COZ
COZ (solely on behalf of itself and with respect to no other Person) hereby represents and warrants, as of the Effective Date, as follows:
Section 5.1Authorization; Enforceability.
(a)COZ is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware with full legal power and authority to execute, deliver, and perform its respective obligations set forth in this Agreement and, to the extent applicable, the organizational and governing documents of COZ.
(b)This Agreement has been duly executed and delivered by COZ and (assuming the due authorization, execution, and delivery by the other Parties) this Agreement constitutes, the legal, valid, and binding obligation of COZ, enforceable against COZ, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a Proceeding in equity or at law).
Section 5.2Subscriber Equity Consideration. The Subscriber Equity Consideration has been duly authorized and validly issued, were not issued in violation of any preemptive rights, rights of first refusal or first offer, or other restriction, and were issued under and in accordance with the COZ LLC Agreement. Upon delivery of the Subscriber Equity Consideration to Subscriber in accordance with this Agreement, good, valid, and marketable title to such Subscriber Equity Consideration will pass to Subscriber.
Article VI
MISCELLANEOUS
Section 6.1Survival. All representations, warranties, and covenants contained in this Agreement shall survive the execution, delivery, and performance of this Agreement by the Parties. Each Party acknowledges and understands the meaning and legal consequences of the representations, warranties, and covenants made by each such Party and that the other Parties hereto have relied upon, and will reply upon, such representations, warranties, and covenants.
Section 6.2Notices. Any notice, request, demand, or other communication required by or permitted to be given in connection with this Agreement shall be in writing and shall be delivered in person, sent by first class mail (postage prepaid and certified or registered, with return receipt requested), sent by facsimile or similar means of communication, or delivered by a courier service (charges prepaid), to the respective Party at its address as set forth on the signature page hereof. Each Party may change its address by notifying each other Party of such change in accordance with the provisions of this Section 6.2. Any such notice, request, demand, or other communication shall be deemed to be given (a) when received, if personally delivered; (b) if mailed, on the third (3rd) Business Day after it is deposited in the United States mail, properly addressed, with proper postage affixed; (c) if sent by facsimile or similar device, when electronically confirmed (provided that if electronic confirmation is on other than a Business Day, then on the first (1st) Business Day following electronic confirmation); and (d) if sent by overnight courier, twenty-four (24) hours after delivery to such courier service.
Section 6.3Entire Agreement. Notwithstanding anything to the contrary set forth herein, except as expressly set forth herein or the COZ LLC Agreement, none of COZ, the Project Entity, their respective successors and assigns, their respective Affiliates, or their respective officers, directors, employees, managers, members, agents, or controlling persons makes any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding COZ, the Project Entity, their respective successors and assigns, or any of their respective Affiliates, and Subscriber is not relying upon any representation or warranty by any such Person (all such representations and warranties being hereby expressly disclaimed).

Section 6.4Dispute Resolution.
(a)This Agreement is to be construed and governed by the Laws of the State of Delaware (without giving effect to principles of conflicts of law). Each Party irrevocably agrees that any Proceeding arising out of or in connection with this Agreement may be brought in the Delaware Court of Chancery or, if such court lacks jurisdiction, any Federal Court in the State of Delaware, United States (or in any court in which appeal from such courts may be taken) (the “Relevant Courts”), and each Party hereby expressly and irrevocably submits to the jurisdiction of such courts and agrees not to assert, by way of motion, as a defense, or otherwise, in any Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any Proceeding.
(b)THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 6.5Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not party to this Agreement, except as expressly stated herein. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party (by operation of law or otherwise), without the prior written consent of the other Parties, and any attempted assignment without such consent shall be void ab initio.
Section 6.6Amendments. This Agreement may be amended, supplemented, or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the Parties.
Section 6.7Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signature on each such counterpart were on the same instrument. Further, this Agreement may be executed by transfer of an originally signed document by facsimile or e-mail in portable document format, each of which will be as fully binding as an original document.
Section 6.8Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision or portion of any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law, such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of any other provision or portion of any provision in such jurisdiction and this Agreement shall be reformed, construed, and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal, or unenforceable provision.
Section 6.9Further Assurances. From and after the date hereof, each Party shall execute and deliver such documents and take such other actions as may reasonably be requested by any other Party hereto in order to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.
Section 6.10Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Relevant Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance, or other equitable relief on the basis that the Party seeking such injunction, specific performance, or other equitable relief has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or equity. In the event that any Party seeks an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, such Party shall not be required to provide any bond or other security in connection with any such injunction or other order, writ, quasi-judicial decision, decree, ruling, or judgment or award or administrative decision or award of any federal, state, local foreign, or other court, arbitrator, mediator, tribunal, administrative agency or other regulatory authority of competent jurisdiction to which any Person is a party or that is binding on any Person or its securities, assets or business. The Parties agree that all remedies hereunder are cumulative and not exclusive, and the enforcement of any right or remedy hereunder shall not be construed as an election of remedies.
Section 6.11Non-Recourse. This Agreement may only be enforced against, and any Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution, or performance of this Agreement, may only be brought against the Persons that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present, or future director, officer, employee, incorporator, manager, member, general or limited partner, shareholder, equityholder, controlling person, Affiliate, agent, attorney, or other representative of any Party or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, shareholder, equityholder, controlling person, Affiliate, agent, attorney, representative, successor, or permitted assign of any of the foregoing that is not party to this Agreement (each, a “Non-Recourse Party”), shall have any liability for any obligations or liabilities of any Party under this Agreement or for any claim or action based on, in respect of, or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith (whether in tort, contract, or otherwise). Without limiting the rights of any Party to this Agreement against any other Party, in no event shall Subscriber or any of Subscriber’s Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.
[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COZ:
COZ 1, LLC
By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

Signature Page to
Subscription and Contribution Agreement

SUBSCRIBER:
CIM OPPORTUNITY ZONE FUND, L.P.
By:	CIM Opportunity Zone Fund GP, LLC, its general partner
By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

Address:	4700 Wilshire Boulevard, Los Angeles, California 90010

Signature Page to
Subscription and Contribution Agreement